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                                                                  EXHIBIT (n)(1)

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation in this Post-Effective Amendment No. 3 to Registration Statement No. 333-75911 of Van Kampen Prime Rate Income Trust on Form N-2 of our report dated September 15, 2000, appearing in the Annual Report to Shareholders for the year ended July 31, 2000 for the Van Kampen Prime Rate Income Trust, and to the reference to us under the headings "Financial Highlights" and "Independent Auditors" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which is part of such Post-Effective Amendment to the Registration Statement.


/s/ Deloitte & Touche

Chicago, Illinois
November 6, 2000